EXHIBIT 10.14

STOCK ISSUANCE AGREEMENT

This STOCK ISSUANCE AGREEMENT (this “Agreement”) is made and entered into as of May 27, 2008, by and between Trilogy Capital Partners, Inc. (“Trilogy”) and Amiworld, Inc., a Nevada corporation (the “Company”), with reference to the following facts:

•          Trilogy and the Company have concurrently herewith entered into that certain Letter of Engagement (the “LOE”) pursuant to which the Company has engaged Trilogy to provide investor relations services.

•          This constitutes the Stock Issuance Agreement contemplated by the LOE.

NOW, THEREFORE, with reference to the foregoing facts, Trilogy and the Company agree as follows:

•          Issuance of Shares. As a material inducement to Trilogy to enter into the LOE, the Company hereby issues to Trilogy Two Hundred Thousand (200,000) shares (the “Shares”) of its Common Stock (the “Common Stock”). One Hundred Thousand (100,000) of the Shares, representing one half (1/2) of such Shares, shall be deemed earned as of the date hereof and the remaining One Hundred Thousand (100,000) of the Shares (the second half of such Shares) shall be deemed earned as of January 1, 2009 and the relevant certificate representing ownership of the second 100,000 shares shall be held by a party mutually acceptable to the parties hereto..

•	Representations and Warranties of the Company

The Company represents and warrants to Trilogy as follows:

•          The Company is a corporation duly organized, validly existing and in good standing under the laws of the state referenced in the first paragraph of this Agreement and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as currently proposed to be conducted.

•          This Agreement and the LOE have been duly authorized by all necessary corporate action and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

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•          The Shares have been duly authorized and are validly issued, fully paid and non-assessable.

•          All consents, approvals, orders, authorizations or registrations, qualifications, declarations or filings with any federal or state governmental authority on the part of the Company to issue the Shares have been obtained.

•	Representations, Warranties and Agreements of Trilogy

Trilogy represents and warrants to, and agrees with, the Company as follows:

•          Trilogy is acquiring the Shares for its own account, for investment purposes only and not with a view to distribution in violation of the Securities Act of 1933, as amended (the “Securities Act”).

•          Trilogy understands that an investment in the Shares involves a high degree of risk, and Trilogy has the financial ability to bear the economic risk of this investment in the Shares, including a complete loss of such investment.

•          Trilogy has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares and in protecting its own interest in connection with this transaction.

•          Trilogy understands that the issuance of the Shares to Trilogy has not been registered under the Securities Act. Trilogy is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on transfer of the Shares may result in Trilogy being required to hold the Shares for an indefinite period of time unless the transfer by the undersigned is registered under the Securities Act.

•          Trilogy agrees that each certificate evidencing the Shares will bear the following legend (or a legend substantially similar to the following):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE EXERCISED, SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

•	Registration Rights

•          If the Company shall determine to register any Common Stock under the Securities Act for sale in connection with a public offering of Common Stock (other than pursuant to an employee benefit plan or a merger, acquisition or similar transaction), the Company will give written notice thereof to each holder of Registrable Shares (“Holder,” and each Holder whose has Registrable Shares

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included in the registration statement, a “Participating Holder”)) and will include in such registration any of the Registrable Shares which each such Holder may request be included (“Included Shares”) by a writing delivered to the Company within 15 days after the notice given by the Company to the Holder; provided, however, that if the offering is to be firmly underwritten, and the representative of the underwriters of the offering refuses in writing to include in the offering all of the shares of Common Stock requested by the Company and others, the shares to be included shall be allocated first to the Company, and then among the others based on the respective number of shares of Common Stock held by such persons. If the Company decides not to, and does not, file a registration statement with respect to such registration, or after filing determines to withdraw the same before the effective date thereof, the Company will promptly so inform the Participating Holders, and the Company will not be obligated to complete the registration of the Included Shares included therein. The Company will pay all of its costs and expenses of such registration, excluding: (i) underwriting discounts or brokerage fees or commissions in connection with the sale of the Included Shares and (ii) fees and costs of accountants, attorneys or others retained by the Participating Holders. For purposes of this Agreement, “Registrable Shares” shall mean the Shares and any shares issued as a result of a stock split, stock dividend or reclassification of the Shares, provided, however, that shares shall cease to be Registrable Shares upon the earliest to occur of: (a) the sale of the shares pursuant to an effective registration statement under the Securities Act; (b) the sale of the shares pursuant to Rule 144 under the Securities Act; and (c) the date the shares can be sold under Rule 144(k) or any successor rule that permits the public sale without limitation as to volume or other restriction and the restrictive legend has been removed from the certificate evidencing the Shares.

•          In connection with any registration under this Section 4, the Company will:

4.2.1   furnish to each Participating Holder a copy of the registration statement and each amendment to the registration statement and such number of copies of the final prospectus included in the registration statement as each Participating Holder may reasonably request in order to facilitate the distribution of the Included Shares owned by such Holder; and

4.2.2   notify each Participating Holder of the issuance of any stop order by the Securities and Exchange Commission in connection with the registration statement.

•          As a condition to including Registrable Shares in the registration statement, each Participating Holder must provide to the Company such information regarding itself, the Registrable Shares held by it and the intended method of distribution of such Shares as shall be required to effect the registration of the Registrable Shares and, if the offering is being underwritten, each Participating Holder must provide such customary powers of attorney, indemnities and other documents as may be reasonably requested by the managing underwriter, provided

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that no Participating Holder shall be obligated to make any representations or warranties other related to its own shares and participation in the offering.

•          Following the effectiveness of the registration statement, upon receipt from the Company of a notice that the registration statement contains an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, each Participating Holder will immediately discontinue disposition of the Included Shares pursuant to the registration statement until the Company notifies such Participating Holder that it may resume sales of the Included Shares and, if necessary, provide to each Participating Holder copies of the supplemental or amended prospectus. In such event, each Participating Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the most recent prospectus covering the Included Shares.

•          The Company agrees to indemnify and hold harmless each Participating Holder, and its officers, directors and agents (including broker or underwriter selling Included Shares), and each person, if any, who controls such Participating Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against any and all losses, claims, damages and liabilities caused by (i) any violation or alleged violation by the Company of the Securities Act, Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, Exchange Act or any state securities laws; (ii) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Included Shares (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus; or (iii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Participating Holder or on such Participating Holder’s behalf expressly for use therein. For this purpose, and for the purpose of Section 4.5, certain information shall be deemed “furnished in writing” by or on behalf of a Participating Holder expressly for use in the registration statement if such Participating Holder provides written approval of specific information in the registration statement regarding it.

•          Each Participating Holder agrees to indemnify and hold harmless the Company, its officers, directors and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Participating Holder, but only with respect to information furnished in writing by such Participating Holder or on such Participating Holder’s behalf expressly for use in the registration statement or prospectus relating to the

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Registrable Shares, or any amendment or supplement thereto, or any preliminary prospectus.

•          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 4, such person (an “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent (and only to the extent) that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, the Indemnified Parties shall designate such firm in writing to the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

•          Contribution. To the extent any indemnification by an Indemnifying Party is prohibited or limited by law, the Indemnifying Party agrees to make the maximum contribution with respect to any amounts for which, he, she or it would otherwise be liable under this Section 4 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where a party would not have been liable for indemnification under this Section 4, and (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning used in the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

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•	Miscellaneous

•          Notices. All notices, requests, demands and other communications (collectively, “Notices”) given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission or by United States first class, registered or certified mail, postage prepaid, addressed to the party at the address set forth on the signature page of this Agreement. Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

•          Attorneys Fees. If any action or proceeding is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover as an element of its costs, and not its damages, reasonable attorneys’ fees to be fixed by the court.

•          Governing Law. This Agreement is made and entered into at Los Angeles, California, and shall be governed by California law without giving effect to the principles of conflicts of law thereof. The invalidity of any provision shall not affect the remaining provisions. The parties hereby consent to the exclusive jurisdiction, venue and forum of any state or federal court in Los Angeles, California with respect to any action, which, in whole or in part, in any manner arises under or relates to this Agreement.

•          Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

•          Captions. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

•          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

•          Assignment. The registration rights under Section 4 of this Agreement may be assigned to any purchaser of any of the Shares, whereupon such purchaser shall have all of the rights of Trilogy with respect to the purchased Shares and shall be subject to all of the obligations of Trilogy with respect to any registration.

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IN WITNESS WHEREOF, the Company and Trilogy have executed this Agreement as of the day and year first above written.

AMIWORLD, INC.

60 East 42nd Street, Suite 1225

New York, NY 10165

By:	__s/Mamoru Saito______________
Its:	__Chairman and CEO___________

TRILOGY CAPITAL PARTNERS, INC.

1901 Avenue of the Stars, Suite 1060

Los Angeles, CA 90067

By:	__s/Norman A. Kunin____________
Its:	Sr. Vice President_______________

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